Exhibit 99.1
VWR to Hold Year End 2010 Financial Results Conference Call
RADNOR, PA, February 22, 2011 — VWR Funding, Inc., the parent company of VWR International, LLC, a leading global laboratory supply and distribution company, will hold a conference call on Friday, February 25, 2011 to discuss its fourth quarter and full year 2010 financial results.

Who:	John M. Ballbach, Chairman, President and CEO
Gregory L. Cowan, Senior Vice President and CFO

When:	Friday, February 25, 2011
2:00 PM Eastern Standard Time (EST)

How:	Interested parties may participate by dialing 253-237-1313 or toll free at 1-877-312-8792. A replay of the call will be available from Saturday, February 26, 2011 until midnight on Friday, March 11, 2011 by dialing 706-645-9291 or by calling toll free at 1-800-642-1687. The passcode for both replay numbers will be 45192775.

Information:	VWR Funding’s Annual Report on Form 10-K for the year ended December 31, 2010 is expected to be filed on or before Friday, February 25, 2011 with the Securities and Exchange Commission.
About VWR International, LLC
VWR International, LLC, headquartered in Radnor, Pennsylvania, is a global laboratory supply and distribution company with worldwide sales in excess of $3.5 billion in 2009. VWR enables the advancement of the world’s most critical research through the distribution of a highly diversified product line to most of the world’s top pharmaceutical and biotech companies, as well as industrial, educational and governmental organizations. With 150 years of industry experience, VWR offers a well-established distribution network that reaches thousands of specialized labs and facilities spanning the globe. VWR has over 6,500 associates around the world working to streamline the way researchers across North America, Europe, and Asia stock and maintain their labs. In addition, VWR further supports its customers by providing onsite services, storeroom management, product procurement, supply chain systems integration and technical services.
For more information on VWR, phone 1-800-932-5000, visit www.vwr.com, or write, VWR International, LLC, 100 Matsonford Road, P.O. Box 6660, Radnor, PA 19087.
VWR and design are registered trademarks of VWR International, LLC.